Exhibit 99.1

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner,
Chief Financial Officer
Press: Donna Lee, Office of the CEO
(314) 863-7422 or
FD, Gordon McCoun/Theresa Kelleher
(212) 850-5600
FOR IMMEDIATE RELEASE
Wednesday, October 29, 2008

REHABCARE REPORTS THIRD QUARTER 2008 RESULTS
•
Contract Therapy hits 6.2% operating margin and Hospital Rehabilitation Services achieves 15% operating margin despite impact of hurricanes and therapy caps; Company raises earnings expectations for both divisions

•	Hospital division reports $5.5 million operating loss, anticipates improvement in the fourth quarter
•	Debt is reduced by $19 million and balance sheet remains strong in a volatile financial market

ST. LOUIS, MO, October 29, 2008--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and nine months ended September 30, 2008. Comparative results for the quarter and nine months follow.

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
Amounts in millions, except per share data	2008	2008	2007	2008	2007

Consolidated Operating Revenues	$182.6	$183.9	$170.7	$548.9	$532.8
Consolidated Operating Earnings (a)	7.0	7.7	8.2	23.3	19.5
Consolidated Earnings from Continuing Operations, Net of Tax	4.2	4.6	3.9	13.5	8.5
Loss from Discontinued Operations, Net of Tax	(0.2)	(0.1)	-	(0.5)	(0.9)
Consolidated Net Earnings	4.0	4.5	3.9	13.0	7.6
Consolidated Diluted Earnings per Share	0.22	0.25	0.22	0.73	0.43

Minority Interests in Net Losses of Consolidated Affiliates	0.6	0.6	0.1	1.3	0.2

Contract Therapy Operating Revenues	105.6	106.3	98.3	316.2	301.4
Contract Therapy Operating Earnings	6.6	5.6	3.2	16.0	2.1

HRS Inpatient Operating Revenues	30.8	29.9	29.5	90.4	92.2
HRS Outpatient Operating Revenues	10.8	10.3	10.8	31.6	33.1
HRS Operating Revenues	41.6	40.2	40.3	122.0	125.3
HRS Operating Earnings	6.2	5.3	6.3	16.2	16.9

Hospital Operating Revenues	27.5	27.2	22.2	82.2	72.2
Hospital Operating Loss (a)	(5.5)	(3.5)	(1.6)	(9.1)	(1.3)

Other Operating Revenues	8.4	10.8	10.2	30.2	34.5
Other Operating Earnings (Loss)	(0.3)	0.3	0.4	0.3	1.9

(a) Includes a pretax impairment charge on a Louisiana Specialty Hospital intangible asset of $4.9 million, or $0.17 per diluted share after tax, in the nine months ended September 30, 2007.

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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 2

“Our two mature businesses performed very well in the third quarter despite the effects of two major hurricanes and the temporary imposition of Part B Therapy Caps,” said John H. Short, Ph.D., RehabCare President and Chief Executive Officer.  “The hurricanes had an estimated $1 million impact on operating earnings, and the disruption of therapy caps during the first two weeks of July impacted productivity and revenue in our largest division, Contract Therapy (CT).  The impact of these events was offset by reductions in our self-insurance costs, bad debt expense and management incentives.  Both our CT and Hospital Rehabilitation Services (HRS) divisions posted another quarter of margin improvement, once again demonstrating our ability to effectively manage and quickly recover from external challenges to our operations.”
Dr. Short continued, “While not reflected in third quarter results, we are beginning to gain some traction towards our objectives for the Hospital division.  In the third quarter, operating earnings were impeded by the temporary evacuation of two facilities during the recent hurricanes, continued start-up losses, and sluggish operating performance in several mature facilities.  However, we continue to implement an action plan to turn around this business segment.”
He added, “While many companies struggle with the global credit crisis, our balance sheet remains strong.  In the third quarter, cash flow from operations and the sale of our Midland, TX hospital funded a $19 million reduction in debt.”

Financial Overview of Third Quarter
Operating revenues for the third quarter of 2008 were $182.6 million compared to $183.9 million in the second quarter of 2008, a decrease of $1.3 million, or 0.7%.
Net earnings from continuing operations for the third quarter of 2008 were $4.2 million compared to $4.6 million in the second quarter of 2008.  The Company incurred a loss from discontinued operations in Midland, TX, net of tax, of $0.2 million in the third quarter of 2008, inclusive of lease and other exit costs.
Consolidated net earnings were $4.0 million in the third quarter of 2008 compared to $4.5 million in the second quarter of 2008.  Earnings per share on a fully diluted basis for the third quarter of 2008 were $0.22 compared to $0.25 in the previous quarter.  Earnings from continuing operations were $0.24 and $0.26 respectively.
The Contract Therapy division’s operating revenues for the third quarter of 2008 decreased $0.7 million to $105.6 million, compared to $106.3 million in the second quarter of 2008 primarily due to the impact of the Part B Therapy Caps and hurricanes.  Same store revenues fell by 0.4% while the average number of locations operated in the current quarter increased by 1.0%.  The number of locations increased from 1,053 to 1,075 during the quarter.  The Company signed contracts for 53 new client locations in the third quarter.  The number of signed but unopened contracts stood at 19 at the end of the quarter.
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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 3

The division’s operating earnings were $6.6 million, or 6.2% of revenue, compared to $5.6 million, or 5.3% of revenue, in the second quarter of 2008.
The Hospital Rehabilitation Services division’s third quarter operating revenues increased 3.4% to $41.6 million, compared to $40.2 million in the second quarter of 2008.  Sequentially, inpatient operating revenues improved 3.1% as the average number of programs operated in the current quarter increased by 1.8% and same store acute discharges increased 1.7%. Outpatient operating revenues increased 4.3%.
At September 30, 2008, HRS operated 156 programs compared to 154 programs at June 30, 2008.  The division had two inpatient rehabilitation facility (IRF) signings in the third quarter and three IRF openings. At September 30, the number of signed but unopened IRF contracts stood at five, three of which are expected to open in the fourth quarter of 2008.
Division operating earnings increased by $0.9 million to $6.2 million, or 15.0% of revenue, in the third quarter of 2008 compared to $5.3 million, or 13.2% of revenue, in the second quarter of 2008.
Net revenues in the Hospital division for the third quarter of 2008 increased 1.2% to $27.5 million, compared to $27.2 million in the previous quarter.  The division operated a total of ten hospitals at September 30, 2008, five of which were rehabilitation hospitals and five long-term acute care hospitals (LTACHs).
The division managed its rehab hospitals to an average 60% Rule compliance level of 59.4% at the end of the quarter.
The division incurred an operating loss of $5.5 million in the third quarter of 2008 compared to an operating loss of $3.5 million in the previous quarter.  The $2.0 million sequential decline primarily resulted from $2.2 million lower earnings from same store hospitals, driven by an estimated $0.6 million decline due to the hurricanes and lower patient revenue in certain markets.  This same store hospital decline was partially offset by a $0.7 million increase from a full quarter of operations for The Specialty Hospital in Rome, Georgia.  In addition, the division was impacted by a $0.5 million increase in start-up losses, most of which relates to Northland LTAC Hospital, which opened in April.  Northland is expected to end its Medicare mandated length-of-stay demonstration period on December 1.
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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 4

Balance Sheet
At September 30, 2008, the Company had approximately $12.4 million in cash and cash equivalents and $52.0 million in outstanding debt.  The Company has fixed the interest rate on $25 million of this debt at 4% plus spread through December 2009.  Days sales outstanding increased sequentially from 69.6 days at June 30, 2008 to 70.1 days at September 30, 2008.  For the nine months ended September 30, 2008, the Company generated cash from operations of $32.0 million and expended approximately $12.7 million for capital expenditures, including $9.6 million in the Company’s Hospital division, primarily on developing joint ventures.  The remaining $3.1 million of capital expenditures was principally related to information systems.

Legislative Update
The Company is actively pressing its trade groups toward finalizing an alternative to the therapy cap exception process set to expire in December of 2009. In addition, it is working collaboratively with industry colleagues on shared concerns, such as Recovery Audit Contractor (RAC) audits, which often adversely affect the post-acute industry. Other issues, such as the physician fee schedule, CMS-required studies on IRF and LTACH admission criteria and healthcare reform proposals also will be part of the Company’s 2009 initiatives.

Outlook
The Company will not be providing revenue and earnings per share guidance for the fourth quarter of 2008, but provides the following:
•
The CT division continues to expect a modest net increase in the number of units for the remainder of the year, and in light of its operating performance over the last two quarters, has raised its operating earnings margin expectations to a range of 5.5 to 6.5% for the fourth quarter.

•
The HRS division expects a modest increase in units as well and has raised its operating earnings margin target to 13 to 16% from 12 to 15% for the fourth quarter.  Year-over-year growth in same store discharges for the fourth quarter 2008 is expected to remain within the 3 to 5% range, similar to the third quarter 2008 performance.

•
The Hospital division expects an operating loss of $3.7 to $4.7 million, which includes start-up and ramp-up losses associated with Northland LTAC and St. Luke’s Rehabilitation Hospitals, in the fourth quarter.

•
The Company expects capital expenditures in the fourth quarter of 2008 of approximately $8.5 million (includes the purchase of the Rehabilitation Hospital of Rhode Island), of which approximately $6 million relates to hospital strategic and maintenance capital.

•	The Company continues to expect its effective tax rate to approximate 39% for 2008.

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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 5

Conclusion
Dr. Short concluded, “Given our continued improving performance in the face of recent challenges, we have raised our operating earnings margin targets for the fourth quarter in both our CT and HRS divisions.
“While the turmoil on Wall Street has had far-reaching effects, we are well positioned to persevere in the face of global economic issues and prolonged credit tightness.  In our 26 years, we’ve built a flexible business model and strong financial platform to outlast uncertain times.”

About RehabCare Group
Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of rehabilitation program management services in partnership with over 1,200 hospitals and skilled nursing facilities in 43 states.  The Company also operates freestanding rehabilitation hospitals and long-term acute care hospitals across the country.  RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
A listen-only simulcast of RehabCare’s second quarter conference call will be available on the Company’s web site at www.rehabcare.com, under For Our Investors, Webcasts, and online at www.earnings.com, beginning at 10:00 A.M. Eastern time today.  An online replay will be available until November 19, 2008. A telephonic replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time today.  The dial-in number for the replay is (630) 652-3041 and the access code is 22855235.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward looking statements as the Company cannot predict or control many of the factors that ultimately may affect the Company’s ability to achieve the results estimated.  The Company makes no promise to update any forward looking statements whether as a result of changes in underlying factors, new information, future events or otherwise.

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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 6

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2008	2008	2007	2008	2007

Operating revenues	$182,626	$183,919	$170,684	$548,919	$532,799
Costs & expenses
Operating	149,925	149,453	138,327	446,484	431,980
Selling, general & administrative:
Divisions	11,687	12,383	10,761	35,792	34,170
Corporate	10,430	10,744	9,334	32,432	29,894
Impairment of intangible asset	-	-	-	-	4,906
Depreciation & amortization	3,596	3,638	4,029	10,905	12,316
Total costs & expenses	175,638	176,218	162,451	525,613	513,266

Operating earnings, net	6,988	7,701	8,233	23,306	19,533

Interest income	29	38	38	104	780
Interest expense	(847)	(1,006)	(2,077)	(3,152)	(6,653)
Other income (expense), net	(4)	25	18	24	(43)
Equity in net income of affiliates	143	140	79	441	168
Minority interests	612	647	131	1,339	157

Earnings from continuing operations before income taxes	6,921	7,545	6,422	22,062	13,942
Income tax expense	2,699	2,942	2,484	8,604	5,402
Earnings from continuing operations	4,222	4,603	3,938	13,458	8,540
Loss from discontinued operations	(224)	(107)	(28)	(456)	(982)

Net earnings	$3,998	$4,496	$3,910	$13,002	$7,558

Diluted earnings per share	$0.22	$0.25	$0.22	$0.73	$0.43

Weighted average diluted shares	17,824	17,737	17,443	17,773	17,381

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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 7

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	September 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$12,405	$10,265
Accounts receivable, net	139,320	135,194
Deferred tax assets	13,977	15,863
Other current assets	8,597	7,892
Total current assets	174,299	169,214

Property and equipment, net	34,623	29,705
Goodwill	171,313	168,517
Intangible assets	23,388	28,027
Investment in unconsolidated affiliate	4,742	4,701
Other assets	7,588	8,396
	$415,953	$408,560
Liabilities & Stockholders’ Equity
Current portion of long-term debt	$7,000	$9,500
Payables & accruals	88,564	79,429
Total current liabilities	95,564	88,929

Long-term debt, less current portion	45,000	65,000
Other non-current liabilities	10,627	9,342
Minority interest	3,391	1,267
Stockholders’ equity	261,371	244,022
	$415,953	$408,560

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Nine Months Ended
	September 30,
	2008	2007

Net cash provided by operating activities	$32,000	$30,854
Net cash used in investing activities	(12,528)	(7,904)
Net cash provided used in financing activities	(17,332)	(18,177)

Net increase in cash and cash equivalents	2,140	4,773
Cash and cash equivalents at beginning of period	10,265	9,430
Cash and cash equivalents at end of period	$12,405	$14,203

Supplemental information:
Additions to property and equipment	$(12,689)	$(6,463)

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REHABCARE REPORTS THIRD QUARTER 2008 RESULTS                                        Page 8
IV. Operating Statistics
(Unaudited; dollars in thousands)

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2008	2008	2007	2008	2007
Contract Therapy
Operating revenues	$105,572	$106,304	$98,274	$316,156	$301,381
Operating expenses	86,535	87,624	81,713	260,752	256,151
Division SG&A	5,304	6,112	5,575	17,275	17,630
Corporate SG&A	5,632	5,359	5,796	17,326	19,271
Depreciation and amortization	1,534	1,604	2,035	4,808	6,276
Operating earnings	$6,567	$5,605	$3,155	$15,995	$2,053
Operating earnings margin	6.2%	5.3%	3.2%	5.1%	0.7%

Average number of locations	1,071	1,061	1,106	1,062	1,140
End of period number of locations	1,075	1,053	1,085	1,075	1,085

Hospital Rehabilitation Services
Operating revenues
Acute	$28,405	$27,482	$26,899	$83,207	$84,484
Subacute	2,395	2,398	2,613	7,232	7,709
Total Inpatient	$30,800	$29,880	$29,512	$90,439	$92,193
Outpatient	10,791	10,344	10,774	31,557	33,150
Total HRS	$41,591	$40,224	$40,286	$121,996	$125,343
Operating expenses	29,302	28,306	27,980	86,797	88,812
Division SG&A	3,419	3,657	3,028	10,445	10,443
Corporate SG&A	2,029	2,274	2,038	6,568	6,032
Depreciation and amortization	612	676	931	2,008	3,155
Operating earnings	$6,229	$5,311	$6,309	$16,178	$16,901
Operating earnings margin	15.0%	13.2%	15.7%	13.3%	13.5%

Average number of programs
Acute	109	107	109	107	112
Subacute	14	13	15	14	16
Total Inpatient	123	120	124	121	128
Outpatient	33	33	35	33	35
Total HRS	156	153	159	154	163

End of period number of programs
Acute	110	107	108	110	108
Subacute	13	14	14	13	14
Total Inpatient	123	121	122	123	122
Outpatient	33	33	32	33	32
Total HRS	156	154	154	156	154

Acute patient days	129,783	126,043	126,608	383,812	393,855
Subacute patient days	35,071	32,945	34,672	102,012	101,085
Total patient days	164,854	158,988	161,280	485,824	494,940

Acute discharges	10,569	10,309	10,173	31,154	32,052
Subacute discharges	870	734	754	2,399	2,429
Total discharges	11,439	11,043	10,927	33,553	34,481

Outpatient visits	238,624	241,478	250,933	720,012	777,439

Hospitals
Operating revenues	$27,513	$27,197	$22,163	$82,183	$72,209
Operating expenses	28,095	25,701	20,965	77,032	60,828
Division SG&A	1,284	1,195	747	3,467	1,946
Corporate SG&A	2,334	2,601	1,112	7,120	3,336
Impairment of intangible asset	-	-	-	-	4,906
Depreciation and amortization	1,317	1,227	937	3,694	2,512
Operating earnings (loss)	$(5,517)	$(3,527)	$(1,598)	$(9,130)	$(1,319)
Operating earnings margin	-20.1%	-13.0%	-7.2%	-11.1%	-1.8%

End of period number of facilities	10	10	8	10	8
Patient days	24,393	23,766	21,765	71,790	64,560
Discharges	1,492	1,467	1,241	4,451	3,701

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